EXHIBIT 32
SECTION 1350 CERTIFICATIONS
To my knowledge, this Annual Report on Form 10-K for the period ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	February 22, 2013	By:	/s/ JOSEPH L. HOOLEY
Joseph L. Hooley, Chairman, President and Chief Executive Officer

Date:	February 22, 2013	By:	/s/ EDWARD J. RESCH
Edward J. Resch, Executive Vice President and Chief Financial Officer